UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026 (July 14, 2026)

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 13, 2026, Professional Diversity Network, Inc., a Delaware corporation (the “Company”), held its Special Meeting of Stockholders (the “Special Meeting”). A total of 12,766,494 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Special Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement filed with the Securities and Exchange Commission on June 4, 2026, are as follows:

Proposal 1: The Company’s stockholders approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding common stock at a ratio ranging from one-for-two (1-for-2) to one-for-two thousand (1-for-2000), with the exact ratio to be determined by the Board of Directors in its sole discretion, by the following vote:

For	Against	Abstentions
9,131,707	115,909	156

Proposal 2: The Company’s stockholders approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized capital stock from:
●    46,000,000 authorized shares
●    consisting of 45,000,000 common shares with a par value of $0.01
●    and 1,000,000 preferred shares with a par value of $0.01
to:
●    1,001,000,000 authorized shares
●    consisting of 1,000,000,000 common shares
●    and 1,000,000 preferred shares
●    each having a par value of $0.0001.

by the following vote:

For	Against	Abstentions	Broker Non-Votes
6,700,459	89,041	148	2,458,124

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: July 14, 2026	/s/ Bella Gu
Bella Gu, Chief Financial Officer